As filed with the Securities and Exchange Commission on August 31, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

IT Tech Packaging, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-4158835
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Science Park, Juli Rd, Xushui
District, Baoding City
Hebei Province, The People’s
Republic of China 072550
011 - (86) 312-8698215

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.
2215-B Renaissance Dr.
Las Vegas, NV 89119
1-800-927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq.

Giovanni Caruso, Esq.
Loeb & Loeb LLP
345 Park Ave
New York, New York 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered(1)	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (2)	4,400,000	$0.7425	(3)	$3,267,000	$424.06	(4)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such presently indeterminate number of shares of the registrant’s Common Stock as a result of stock splits, stock dividends or similar transactions.

(2)	We are registering for resale by the Selling Shareholders named herein 4,400,000 shares of common stock issuable upon the exercise of certain warrants issued on May 4, 2020 to the Selling Shareholders, each of whom is an accredited investor, in a private placement pursuant to a Securities Purchase Agreement dated as of April 29, 2020, as amended on May 4, 2020, by and among the registrant and the purchasers named therein.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act and is based on the exercise price of the warrants pursuant to which such shares are issuable.

(4)	Paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities publicly until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, AUGUST 31, 2020

4,400,000 Shares of Common Stock

This prospectus relates to the resale of up to 4,400,000 shares of common stock, $0.001 par value, of IT Tech Packaging, Inc., a Nevada corporation (the “Company”), that may be sold from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”).

The shares of common stock offered under this prospectus consist of an aggregate of 4,400,000 shares of common stock issuable upon the exercise of outstanding warrants that were issued to the Selling Shareholders in May 2020 in a private placement (the “Warrants”).

We will not receive any proceeds from the sale of any of the shares of common stock by the Selling Stockholders.

Our common stock is traded on the NYSE American under the symbol “ITP.” On August 28, 2020, the closing price of our common stock on the NYSE American was $0.4241.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of this prospectus before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about our company that is not included in, or delivered with this prospectus.  Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the Securities and Exchange Commission, or SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2019, which we filed with the SEC on March 23, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which we filed with the SEC on May 14, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which we filed with the SEC on August 11, 2020. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: c/o IT Tech Packaging, Inc., Science Park, Juli Rd, Xushui District, Baoding City, Hebei Province, The People’s Republic of China 072550, Attention: Secretary. For purposes of this prospectus, references to the terms “IT Tech Packaging,” the “Company,” “we,” “us,” “ITP” and “our” refer to IT Tech Packaging, Inc., collectively with its subsidiaries, unless the context otherwise requires.

OUR COMPANY

Overview

We were incorporated in the State of Nevada in 2005. We engage in the production and distribution of various categories of paper products, such as corrugating medium paper, offset printing paper and tissue paper products, and non-medical single-use face masks. Our principal executive offices are located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China 072550. Our telephone number is (86) 312-869-8215. Our website is located at http://www.itpackaging.cn.

Our Products

Corrugating medium paper

Corrugating medium paper, or CMP, is used in the manufacturing of cardboard. Since the launch of our new Paper Machine (“PM6”) production line in December 2011, corrugating medium paper has become a major product of the Company. For the year ended December 31, 2019, corrugating medium paper comprised approximately 85.61% of our total paper production quantities and roughly 77.22% of our total revenue.  Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugating Cardboard or “OCC,” as it is commonly referred to in the United States) and certain supplementary agents. In January 2013, we suspended the operation of our PM1 production line for renovation, which was used at that time to produce corrugating medium paper. In May 2014, we launched the commercial production from a renovated PM1 production line. The renovated PM1 production line produces light-weight corrugating medium paper with a specification of 40 to 80 grams per square meter (“g/s/m”). PM1’s light-weight corrugating medium paper products have a wide range of commercial applications. For example, they can be used as a construction material for wall and floor insulation or to manufacture moisture-proof packaging materials for the transportation of books and magazines by the publishing industry. It can also be used as corrugating medium to make corrugating cardboard for packaging that requires light-weight boxes. The manufacturing process of light-weight corrugating medium paper is similar to that of the regular corrugating medium paper and also uses recycled paper boards as a major source of raw material. We now have two corrugating medium paper production lines, PM6 and PM1. We refer to products produced from the PM6 production line as Regular CMP and products produced from the PM1 production line as Light-Weight CMP.

Offset printing paper

Offset printing paper is used for offset printing in the publishing industry.  Offset printing paper comprised approximately 11.68% of our total paper production quantities and approximately 17.38% of our total sales revenue for the year ended December 31, 2019.  Raw materials used in making offset printing paper include recycled white scrap paper, fluorescent whitening agent and sizing agent. We currently have two production lines, PM2 and PM3, for the production of offset printing paper.

Tissue paper products

We began the commercial production of tissue paper products in Wei County Industry Park in June 2015. We process base tissue paper purchased from a long-term cooperative third party and produce finished tissue paper products, including toilet paper, boxed and soft-packed tissues, handkerchief tissues and paper napkins, as well as bathroom and kitchen paper towels that are marketed and sold under the Dongfang Paper brand. In December 2018 and November 2019, we completed the construction, installation and test of operation of PM8 and PM9, respectively, and commercially launched tissue paper production of PM8 and PM9 at such time. Tissue paper products comprised approximately 2.71% of our total paper production quantities and approximately 5.4% of our total sales revenue for the year ended December 31, 2019.

Our Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). Our primary market has been the region of North China, specifically in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Our Raw Materials and Principal Suppliers

The supplies used in our production processes are comprised mainly of recycled paper board and unprinted recycled white scrap paper, both of which are ready-to-use items and available from multiple domestic and foreign sources. We currently purchase all of our recycled paper supplies from domestic recycling stations and do not rely on imported recycled paper. We also purchase coal, natural gas and chemical agents from nearby suppliers. Ongoing inflationary pressures and higher demand for recycled paper could lead to an increase in our costs of raw materials and production, which we may or may not be able to pass to our customers. We sign annual raw materials supplier contracts with our suppliers. Although we have contracts with our suppliers, these contracts do not lock-in the purchase price of our raw materials or provide a hedge against the fluctuation in the market price of these raw materials.

Competition

Our main competitors are: Chenming Paper Group Limited (“Chenming”), Huatai Group Limited, Nine Dragons Paper (Holdings) Limited (“ND Paper”) and Sun Paper Group Limited. A number of our competitors are public entities with larger capacity, broader customer bases and greater financial resources than those available to us. With the exceptions of Chenming and ND Paper, which may compete directly with us in the offset printing paper market and the corrugating medium paper market, respectively, in the Beijing/Tianjin/greater Hebei regions, we believe that we face only indirect competition from the aforesaid companies, either because we have a different product assortment from these companies, or because, to the extent they do offer products similar to ours, the transportation costs and storage costs make it difficult for these companies to compete effectively with us on pricing.

Employees

As of December 31, 2019, we had approximately 428 full time employees. These employees are organized into a labor union under the labor laws of the PRC and have collective bargain power against us. We generally maintain good relations with our employees and the labor union.

Recent Developments

Face Masks Production

On April 29, 2020, we launched a production line of non-medical single-use face masks, following the completion of raw materials preparation, trial run of the equipment and the sample products inspection. Revenue generated from selling face masks were $845,553 for the three and six months ended June 30, 2020. We sold 6.28 million pieces of face masks in the second quarter and the six months ended June 30, 2020.

Registered Direct Offering and Concurrent Private Placement

On May 4, 2020, we consummated a registered direct offering of 4,400,000 shares of our common stock (the “Shares”) to certain accredited institutional investors and a concurrent private placement of warrants to purchase 4,400,000 shares of common stock (the “Warrants”). The Warrants are exercisable beginning on or after the earlier of (i) November 4, 2020, and (ii) the date we receive stockholder approval at an exercise price of $7.53 per share, and will expire on November 4, 2025 (the date that is five years and six months after the date of issuance). On July 23, 2020, we received the stockholder approval for the reduction of the exercise price of the Warrants from $7.53 to $0.7425.

The combined purchase price for one Share and one Warrant in the offering was $0.58. We received aggregate gross proceeds of approximately $2.55 million in the offering, before deducting fees to the placement agents and other offering expenses.

The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-223160), which was declared effective on June 19, 2018. The Warrants and the shares of common stock issuable upon exercise of the Warrants were issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Maxim Group LLC, acted as our exclusive placement agent for the offering.

New Tissue Paper Production Line (“PM10”)

On May 5, 2020, the Company announced it planned the commercial launch of a new tissue paper production line (the "PM10"). The Company has signed an agreement to purchase paper machine with paper machine supplier and expects to launch commercial production of the PM10 following the success of its trial run.

Combined Heat and Power Generation Project

On June 24, 2020, the Company announced that it expected to launch the construction of a combined heat and power generation project utilizing biomass technology with the total construction area of 80,373 square meters which is located in its Wei County production base.

The Offering

Shares of Common Stock outstanding	Approximately 28,514,816 shares (as of August 28, 2020)

Shares of Common Stock offered by the Selling Stockholders	Up to 4,400,000 shares

Shares of Common Stock to be outstanding immediately after the offering, assuming full exercise for cash of the Warrants	Approximately 32,914,816 shares(1)

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See “Use of Proceeds” on page 5 of this prospectus. However, if all of the Warrants are exercised for cash, we would receive an aggregate of $3,267,000.

Transfer Agent and Registrar	Empire Stock Transfer Inc..

Risk Factors	Investment in our securities involves a high degree of risk. See Risk Factors” on page 5 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

NYSE American Symbol	“ITP”

(1)	The number of shares of common stock to be outstanding after this offering is based on 28,514,816 shares of common stock outstanding as of August 28, 2020.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, and any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we have filed with the SEC that are incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” incorporated by reference in this prospectus and those discussed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders. However, if the holders of Warrants exercise their Warrants for cash, we would receive an aggregate of $3,267,000 upon such exercise.

DESCRIPTION OF SECURITIES

General

The following summary description sets forth some of the general terms and provisions of our common stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should refer to the applicable provisions of the Nevada Revised Statutes and our charter and bylaws as in effect at the time of any offering. Copies of our articles of incorporation, as amended, and our bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

As of August 28, 2020, our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, of which 28,514,816 shares are issued and outstanding.

The authorized and unissued shares of our common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the NYSE American, or any stock exchange on which our securities may be listed at such time. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each outstanding share of our common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Our common stock is listed on The NYSE American under the symbol “ITP.”

Anti-takeover Effects of Nevada Law and our Articles of Incorporation, as amended and Bylaws

See “Certain Provisions of Nevada Law and of the Company’s Articles of Incorporation, as amended and Bylaws” for a description of provisions of our articles of incorporation, as amended and Bylaws, which may have the effect of delaying changes in our control or management..

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc.

CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR ARTICLES OF
INCORPORATION, AS AMENDED AND BYLAWS,

Our articles of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below.

Special Meetings.

Special meetings of the stockholders may only be called by our board of directors or such person or person authorized by the board of directors.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions. The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 4,400,000 shares of our common stock (the “Shares”) by the Selling Stockholders. The Shares being offered by the Selling Stockholders are the 4,400,000 shares issuable upon the exercise of the Warrants. We are registering the Shares in accordance with the terms of the Securities Purchase Agreement dated as of April 29, 2020, as amended on May 4, 2020, among our Company and the investors in order to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive Shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution” to offer the Shares for resale from time to time.

The Selling Stockholder table below sets forth:

●	the name of the Selling Stockholders,

●	the number and percentage of shares of our common stock that the Selling Stockholders owned as of the date of this prospectus prior to the offering for resale of the Shares under this prospectus,

●	the maximum number of shares of our common stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

●	the number and percentage of shares of our common stock to be owned by the Selling Stockholders after the offering of the Shares (assuming all of the offered Shares are sold by the Selling Stockholders).

None of the Selling Stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years or otherwise had a material relationship with us within the last three years. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer, who should be identified as an underwriter. The total number of shares of common stock sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the common stock.

Each Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering (1)
Anson Investments Master Fund LP (2)	880,000	880,000	0	0.0%
CVI Investments, Inc. (3)	880,000	880,000	0	0.0%
Hudson Bay Master Fund Ltd (4)	880,000	880,000	0	0.0%
Intracoastal Capital LLC (5)	880,000	880,000	0	0.0%
L1 Capital Global Opportunities Master Fund (6)	880,000	880,000	0	0.0%

(1)	The total number of shares outstanding after the offering is based on (i) 28,514,816 shares of common stock issued and outstanding as of August 28, 2020, (ii) the issuance upon exercise of the applicable warrants of all 4,400,000 common shares being offered by this prospectus and (iii) for each shareholder and for that shareholder only, the common shares underlying any options, warrants or other convertible securities that may be acquired within the next 60 days without giving regard to any limitation on beneficial ownership applicable to such security. Such total number of shares outstanding after the offering assumes we issue no other common shares (including upon the exercise of outstanding warrants, options or other convertible securities) prior to the completion of this offering.

(2)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The address for notice to Anson is c/o Anson Advisor Inc., 155 University Ave., Suite 207, Toronto, ON CANADA M5H 3B7.

(3)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of the shares in this offering. The address for notice of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(4)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for notices of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, New York.

(5)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the shares held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the shares held by Intracoastal. The registered address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483. The address for notice of Intracoastal is 2211A Lakeside Drive, Bannockbum, IL 60015.

(6)	David Feldman and Joel Arber are the Directors and have voting and dispositive power over the securities owned by L1 Capital Global Opportunities Master Fund (“L1 Capital”). The registered address of L1 Capital is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by WWC, P.C. Certified Public Accountants, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the shares of our common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o IT Tech Packaging, Inc., Science Park, Juli Rd, Xushui District, Baoding City, Hebei Province, The People’s Republic of China 072550. Our telephone number is (86) 312-8698215.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www. itpackaging.cn as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020;

●	The Company’s definitive proxy statement on Schedule 14A, filed with the SEC on June 10, 2020;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 11, 2020;

●	Current Reports on Form 8-K filed on May 1, 2020, May 4, 2020, and July 27, 2020; and

●	The description of our common stock set forth in our Registration Statement on Form 8-A filed with the Commission on May 10, 2007 (File No. 000-52639), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.

IT Tech Packaging, Inc.

4,400,000 Shares of Common Stock

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$424.06
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$20,000.00
Miscellaneous	$1,000.00

Item 15. Indemnification of Officers and Directors.

Under Sections 78.7502 and 78.751 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. The Company’s amended and restated articles of incorporation implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

●	The Company shall indemnify all its directors and officers to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes or any other law then in effect or as it may hereafter be amended. The Company shall indemnify each of its present and future directors and officers who becomes a party or is threatened to be made a party to any suit or proceeding, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

●	The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the foregoing actions, if such person undertakes to repay said expenses if it is ultimately determined by a court that he is not entitled to be indemnified by the Company, meaning, a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

See also the undertakings set out in response to Item 17.

Item 16. Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 29, 2007, by and among Carlateral, Inc., CARZ Merger Sub, Inc., Dongfang Zhiye Holding Limited, and the shareholders of Dongfang Zhiye Holding Limited. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2007.
3.1	Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company’s Form SB-2 filed with the SEC on August 4, 2006.
3.2	Certificate of Amendment to Articles of Incorporation. Incorporated by reference to the Exhibit 3.1.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2007.
3.3	Bylaws. Incorporated by reference to Exhibit 3.2 to the Company’s Form SB-2 filed with the SEC on August 4, 2006.
4.1	Specimen of Common Stock certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Form SB-2 filed with the SEC on August 4, 2006.
4.2	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2020.
5.1	Opinion of Loeb & Loeb LLP*
23.1	Consent of WWC, P.C. Certified Public Accountants
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in the signature pages hereto)

*	To be filed by amendment

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baoding City, Hebei Province, People’s Republic of China, on August 31, 2020.

IT TECH PACKAGING, INC.

By:	/s/ Zhenyong Liu
Name:	Zhenyong Liu
Title:	Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zhenyong Liu and Jing Hao, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zhenyong Liu	Chief Executive Officer and	August 31 2020
Zhenyong Liu	Chairman of Board of Directors (Principal Executive Officer)

/s/ Jing Hao	Chief Financial Officer	August 31, 2020
Jing Hao	(Principal Financial and Accounting Officer)

/s/ Marco Ku Hon Wai	Director	August 31, 2020
Marco Ku Hon Wai

/s/ Wenbing Christopher Wang	Director	August 31, 2020
Wenbing Christopher Wang

/s/ Fuzeng Liu	Director	August 31, 2020
Fuzeng Liu

/s/ Lusha Niu	Director	August 31, 2020
Lusha Niu